UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 26, 2004

SALISBURY BANCORP, INC. (Exact name of registrant as specified in charter)

Connecticut (State or other jurisdiction of incorporation)	06-1514263 (Commission File Number)	0-24751 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039-1868 (zip code)

Registrant's telephone number, including area code: (860) 435-9801

.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current ReportSalisbury
Bancorp, Inc.

Section 5.  Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (b)        Effective October 26, 2004, Gordon C. Johnson, D.V.M. resigned from the Board of Directors of Salisbury Bancorp, Inc. (the “Company”) and of its subsidiary, Salisbury Bank and Trust Company (the “Bank”).

    (d)        At the October 25th meeting of the Board of Directors of the Company, the Board elected Dana A. Bartholomew of Sheffield, Massachusetts to the Board of Directors of the Company to fill a vacancy created by the resignation of Gordon C. Johnson, D.V.M. effective on October 26, 2004. In addition, Mr. Bartholomew was elected to serve as a Director of the Company’s subsidiary, the Bank, effective on October 26, 2004. At this time, Mr. Bartholomew has not been appointed to any committees of the Board and the Company does not have any current expectations to appoint him to committees.

        There are no transactions since the beginning of the Company’s last fiscal year or proposed transactions to which the Company was or is a party and in which the new director has a direct or indirect material interest.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release dated October 26, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: October 26, 2004	SALISBURY BANCORP, INC. By: /s/ John F. Perotti John F. Perotti, President and Chief Executive Officer